As filed with the Securities and Exchange Commission on August 23, 1993

                                                            File No.___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM N-1A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         Pre-Effective Amendment No. ___

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                Amendment No. ___

                                NORTHSTAR SERIES
                                      TRUST
               (Exact Name of Registrant as Specified in Charter)

               Two Greenwich Plaza, Suite 100, Greenwich, CT 06830
                    (Address of Principal Executive Offices)

                                 (203) 622-1340
                         (Registrant's Telephone Number)

                                 Mark L. Lipson
                 c/o Northstar Investment Management Corporation
               Two Greenwich Plaza, Suite 100, Greenwich, CT 06830
                     (Name and address of agent for service)

Approximate date of proposed public offering: As soon as practicable after the effective date of the Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum    Proposed Maximum
Title of Securities    Amount of Shares   Offering Price Per  Aggregate Offering      Amount of
Being Registered       Being Registered   Share               Price                   Registration Fee

Shares of beneficial
interest

Par Value $.01         Indefinite         $10.00              Indefinite*             $500.00


* An Indefinite number of shares of beneficial interest are being registered by this Registration Statement pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended.

The Registrant amends this Registration Statement under the Securities Act of 1933 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.